EXHIBIT 24.1

POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer or director of Kinder Morgan Inc., a Kansas corporation, (the "Company"), hereby constitutes and appoints Joseph Listengart and C. Park Shaper, and each of them (with full power to each of them to act alone), the undersigned's true and lawful attorney-in-fact and agent, for the undersigned and on the undersigned's behalf and in the undersigned's name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, together with all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue thereof.

  IN WITNESS WHEREOF, the undersigned has hereto signed this power of attorney this 23nd day of March, 2001.

/s/ William V. Morgan	/s/ Ted A. Gardner
William V. Morgan	Ted A. Gardner

/s/ Richard D. Kinder	/s/ William J. Hybl
Richard D. Kinder	William J. Hybl

/s/ C. Park Shaper	/s/ Edward Randall, III
C. Park Shaper	Edward Randall, III

/s/ Edward H. Austin, Jr.	/s/ Fayez Sarofim
Edward H. Austin, Jr.	Fayez Sarofim

/s/ Charles W. Battey	/s/ H.A. True, III
Charles W. Battey	H.A. True, III

/s/ Stewart A. Bliss
Stewart A. Bliss